Exhibit 10.1

Certain information has been omitted from this exhibit in places marked “[***]” because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed or because it contains personally identifiable information omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

REVENUE INTEREST TERMINATION AGREEMENT

This Revenue Interest Termination Agreement (this “Agreement”) dated as of June 7, 2022 (the “Effective Date”) is entered into among Spero Therapeutics Inc., a Delaware corporation (the “Company”), the entities managed by Healthcare Royalty Management, LLC (the “Investor Representative”) listed on the signature pages hereto (the “Investors”), and HCR Collateral Management, LLC, as agent for the Investors (the “Secured Party,” and with the Investors, the “HCR Parties”). Each of the Company, the Investors, and the Secured Party are referred to in this Agreement as a “Party” and collectively as the “Parties”.

BACKGROUND:

A. The Company and the Investors entered into that certain Revenue Interest Financing Agreement dated September 29, 2021 (the “Financing Agreement”), pursuant to which the Investors would have the right to receive a portion of the Company’s future revenues from the sale of tebipenem;

B. The Company and the Secured Party, as agent for the Investors, entered into that certain Security Agreement dated September 29, 2021 (the “Security Agreement”);

C. On May 3, 2022, the Company announced plans to cease tebipenem commercialization initiatives following FDA feedback from a late-cycle meeting; and

D. In light of the Company’s May 3, 2022 announcement, the Parties now desire to terminate the Financing Agreement, the Security Agreement and any other ancillary agreements, arrangements or understandings under or contemplated by these agreements, subject to the terms and conditions set forth in this Agreement.

ARTICLE I

TERMINATION; PAYMENTS

Section 1.1 Termination. As of the Effective Date, and subject to satisfaction of the payment obligations set forth in Section 1.2: (a) each of the Transaction Documents is hereby terminated; (b) the Company Parties shall have no further obligations to the Investors with respect to the Revenue Interests, and Investors will not be entitled to any additional payments in respect of Revenue Interests; (c) all rights transferred with respect to the Revenue Interests and the Collateral shall revert to the Company; (d) all Liens and other security interests granted under the Transaction Documents, including the Security Agreement and the Collateral, to the Investor Representative or any HCR Party shall automatically terminate and be released, without the delivery of any instrument or performance of any act by any Person; (e) the Company shall be permitted, and is hereby authorized to terminate the Lockbox Account, the Collection Account, and any financing statement which has been filed pursuant to the Transaction Documents; and (f) the Investor Representative or any HCR Party shall execute and deliver to, or at the direction of, the Company, at the Company’s sole cost and expense, all other releases and other documents as the Company shall reasonably request to evidence any such release.

Section 1.2 Payments. In consideration for the termination of the Transaction Document as set forth in Section 1.1, the Company shall make the following payments to the Investor Representative:

(a) Termination Payment. The Company shall pay to the Investor Representative on the Effective Date a one-time cash payment in the amount of $54,484,895.

(b) Change of Control Payment. If a Change of Control (as defined in clause (a) of the definition of “Change of Control” contained in Section 1.1. of the Financing Agreement) occurs on or prior to December 31, 2022, then the Company shall also pay to the Investor Representative an additional amount (the “Change of Control Payment”) within 15 days following the consummation of such Change of Control transaction, calculated as set forth below based on the fully-diluted equity value of the Company (that is, the number of fully-diluted shares of common stock outstanding (calculated on a treasury stock method basis) multiplied by the price per share in such Change of Control transaction) (the “Change of Control Value”). For the avoidance of doubt, the Change of Control Payment is not cumulative, such that only the highest applicable Change of Control Value shall apply in calculating the Change of Control Payment.

Change of Control Value	Change of Control Payment
Less than $100 million	$4 million
$100 million to $200 million	$4 million, plus 6% of the Change of Control Value in excess of $100 million
Above $200 million	$10 million, plus 3% of the Change of Control Value in excess of $200 million

(c) Payments. All payments made by a Party hereunder shall be made by deposit of U.S. Dollars by wire transfer in immediately available funds into the applicable account set forth on Exhibit A attached hereto.

Section 1.3 Return of Confidential Information. Each Party shall return or destroy, at the other Party’s instruction, all Confidential Information of the other Party disclosed or provided to it under the Financing Agreement in its possession; provided, however, that each Party shall be entitled to retain one copy of such Confidential Information of the other Party for legal archival purposes and/or as may be required by Applicable Law and neither Party shall be required to return, delete or destroy Confidential Information or any electronic files or any information prepared by such Party that have been backed-up or archived in the ordinary course of business consistent with past practice.

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Financing Agreement or the Security Agreement, as applicable.

Section 2.2 Incorporation by Reference. The terms and conditions of the following sections of the Financing Agreement shall be incorporated by reference herein (mutatis mutandis): Section 1.2 (Rules of Construction), Section 6.21 (Taxes), Article IX (Confidentiality), Section 12.3 (Notices), Section 12.7 (Governing Law), Section 12.8 (Waiver of Jury Trial), Section 12.9 (Severability), Section 12.10 (Counterparts), Section 12.11 (Amendments; No Waivers) and Section 12.12 (No Third Party Rights).

Section 2.3 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Section 2.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 2.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties hereto with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

SPERO THERAPEUTICS INC.

By:	/s/ Sath Shukla
Name: Sath Shukla
Title: Chief Financial Officer

[Signature Page to Revenue Interest Termination Agreement]

HCR COLLATERAL MANAGEMENT, LLC, as agent for the Investors

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

HEALTHCARE ROYALTY PARTNERS IV, L.P.

By:	HealthCare Royalty GP IV, LLC,
its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

HCRP OVERFLOW FUND, L.P.

By:	HCRP Overflow GP, LLC
its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

HCR STAFFORD FUND, L.P.

By:	HCR Stafford Fund GP, LLC,
its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

[Signature Page to Revenue Interest Termination Agreement]

HCR CANARY FUND, L.P.

By:	HCR Canary Fund GP, LLC,
its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

HCR POTOMAC FUND, L.P.

By: HCR Potomac Fund GP, LLC,
its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

HCR MOLAG FUND, L.P.

By:	HCR Molag Fund GP, LLC,
its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

[Signature Page to Revenue Interest Termination Agreement]

EXHIBIT A

ACCOUNT

[***]

EXH. A